Exhibit 99.1

Sino Agro Food Closed US $25 Million Convertible Note Funding

GUANGZHOU, China, Sept. 4, 2014 /PRNewswire/ -- Sino Agro Food, Inc. (OTCQB: SIAF.OB) is an integrated, diversified agriculture technology and organic food company ("the Company") with principal operations in the People's Republic of China.

The Company is pleased to announce that it has closed a net US $24,975,000 convertible note funding with Euro China Capital AB ("ECAB"), a Nordic investment house, on the 29th of August, 2014.

The convertible note carries an interest rate of 10.5% p.a. fixed, a term of 5½ years, and a conversion price of US $1.00. The principal amount of the note is $33.3M.

The note is junior to any existing or new debt and does not restrict the Company from adding any amount of new debt regardless of form, and neither does the note restrict the Company from any cash nor non-cash dividends to shareholders. The basis for any subsidiary spin-off is set out in detail in the agreement.

The Company has covenanted and committed to discontinue the issuance of equity to our trade suppliers and similar except for those that have been agreed to prior to the signing of the convertible notes agreement. The Company will settle all remaining commitments of this kind during the third quarter, resulting in a total number of outstanding shares of 170m.

Proceeds of the note will be used to complete the Company's existing 5-year plan. The Company will meet with Euro China Capital in Stockholm in September to agree on a plan on how to best create shareholder value.

Sino Agro Food CEO Solomon Lee commented, "I am very pleased to announce the agreement of this US $25M convertible note funding. This is a major milestone in Sino Agro Food's corporate strategy. We have now secured the necessary funding to successfully complete the 5-year investment plan we initiated in 2010, and gained a partner in Euro China Capital with broad and valuable experience in the capital markets that will help us to create better shareholder value."

Euro China Capital AB's Managing Partner Fredrik Danielsson commented, "We have conducted extensive due diligence on Sino Agro Food over the past two years and are impressed by the operations that Mr. Lee and his team have managed to develop. However, it is also fair to say that we have been less impressed by the Company's ability to cost efficiently fund its impressive growth with the help of capital markets. I believe shareholders of the Company have found it painfully frustrating to see a constant dilution of the share count at ever more depressed valuation multiples as a means of financing the Company's growth ambitions. As part of this convertible bond, Sino Agro Food has undertaken a commitment to cease the issuance of new shares as a means to pay suppliers and similar. Our ambition is that the equity will never again be used as currency until it has reached a value that to some degree reflects the fundamental value of the Company. With this foundation and Mr. Lee's commitment to work with Euro China Capital now in place, we are confident that we have established a platform from which Sino Agro Food has the ability to transform its operational success into value for all its shareholders. We are excited to get involved and hope to be able to present our first initiatives already before the announcement of the Company's next quarterly report."

Complete Terms & Conditions of the convertible note can be found on the Company's website and the 8-K filing of this press release on EDGAR.

Summary of Terms & Conditions

Issue size at par (US$m)	33.30
Net proceeds	24.98
Discount to par	25%

Conversion price (US$)	1.00

Earliest date of conversion	October 1st, 2015

Interest	10.5% paid semi-annually
Tenor (years)	5½
Issuance date	August 29th, 2014
Maturity date	February 28th, 2020

General Undertakings
Equity issuance to trade suppliers or similar	SIAF may not issue equity to trade suppliers or similar as payments for amounts owed for more than an aggregate amount of 5.5 USDm during the note's tenor

Equity issuance to employees, officers, directors and consultants	SIAF may not issue more than 8 million shares of common stock as contractual entitlements to employees, officers, directors, consultants during the note's tenor

Board of Directors	Right to nominate one Director

Chief Financial Officer	Right of consent on any change of Chief Financial Officer

Admission to trading	Upon request the Company shall use its best efforts to list the convertible note on a recognized stock exchange
Financial Undertakings
Financial covenants	None

About Sino Agro Food, Inc.

Sino Agro Food, Inc. (http://www.sinoagrofood.com) is an agriculture technology and natural food holding company with principal operations in the People's Republic of China. The Company acquires and maintains equity stakes in a cohesive portfolio of companies that SIAF forms according to its core mission to produce, distribute, market and sell natural, sustainable protein food and produce, primarily seafood and cattle, to the rapidly growing middle class in China. SIAF provides financial oversight and strategic direction for each company, and for the interoperation between companies. The Company owns or licenses patents, proprietary methods, and other intellectual properties in its areas of expertise. SIAF provides consulting and services to joint venture partners to construct and operate food businesses, primarily producing wholesale fish and cattle. Further joint ventures market and distribute the wholesale products as part of an overall "farm to table" concept and business strategy.

About Euro China Capital AB

Euro China Capital (http://www.eurochinacap.com/en/) is an investment boutique firm which funds and advises medium sized companies, mainly European companies with a connection to China or Chinese companies with a connection to Europe. Funding can come directly from Euro China Capital or through Euro China Capital's extensive network of investors.

The partners of Euro China Capital have extensive experience of business and finance including positions with leading private equity firms, long experience of heading the Swedish Trade Council in China, top-ranked equity analyst in the Nordic countries over many years, as well as board positions in domestic and non-domestic listed companies.

Euro China Capital strives to be an active partner where it can help companies with strategy, in particular related to funding. Through vast experience and network in the financial industry Euro China Capital is proud to say that it is confident about its abilities to unlock shareholder value.

Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF's current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company's website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

CONTACT: Peter Grossman, Investor Relations, +1 (775) 901-0344, info@sinoagrofood.com